EXHIBIT 99.9a


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-56117) of Raytheon Company of our report dated June 4, 1999 relating to the financial statements of the Raytheon Tucson Bargaining Savings and Investment Plan, which appears in this Form 10-K/A.


PricewaterhouseCoopers LLP


Boston, Massachusetts
June 29, 1999